INTERNEURON PHARMACEUTICALS, INC.

                  1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED


               1. PURPOSE. The Interneuron Pharmaceuticals, Inc. 1995 Employee Stock Purchase Plan (the "Plan") is established to provide eligible employees of Interneuron Pharmaceuticals Inc., a Delaware corporation, and any successor corporation thereto (collectively, "Interneuron"), and any current or future parent corporation or subsidiary corporations of Interneuron as the Board of Directors of Interneuron (the "Board") shall from time to time designate (collectively referred to as the "Company" and individually referred to as a "Participating Company"), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of Interneuron. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

               Interneuron intends that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

               An employee participating in the Plan (a "Participant") may withdraw such Participant's accumulated payroll deductions (if any) and terminate participation in the Plan or any Offering (as defined below) therein at any time during a Purchase Period (as defined below). Accordingly, each Participant is, in effect, granted an option pursuant to the Plan (a "Purchase Right") which may or may not be exercised at the end of a Purchase Period.

               2. ADMINISTRATION. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if a committee has been appointed. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

               3. SHARE RESERVE. The maximum number of shares which may be issued under the Plan shall be One Hundred Thousand (100,000) shares of Interneuron's authorized but unissued common stock, $.001 par value (the "Shares"). In the event that any Purchase Right for
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any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

               4. ELIGIBILITY. Any employee of a Participating Company is eligible to participate in the Plan except employees who:

               (a) customarily work less than 20 hours per week;

               (b) customarily work not more than five months in any calendar year; or

               (c) as of the start of an Offering, own stock of Interneuron (or any parent or subsidiary corporations) and/or own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of Interneuron (or any parent or subsidiary corporations), possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Interneuron (or any parent or subsidiary corporations) within the meaning of section 423(b)(3) of the Code.

               Notwithstanding anything herein contained to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an "employee" of such Participating Company.

               5. OFFERING DATES.

               (a) OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by offerings (individually, an "offering") of approximately twelve (12) months duration (an "Offering Period"). The "Initial Offering Date" is April 1, 1995. The Initial Offering shall be of twelve (12) months duration, shall commence on the Initial Offering Date and shall end on March 31, 1996 (the "Initial Offering Period"). Subsequent Offerings shall commence on April 1 of each year and end on the March 31 occurring thereafter. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, Interneuron shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

               (b) PURCHASE PERIODS.  Each Offering Period, shall consist of two
(2) consecutive purchase periods of six (6) months duration (individually, a "Purchase Period").

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The last day of each Purchase Period shall be the "Purchase Date" for such
Purchase Period. The Purchase Period commencing on the Initial Offering Date of April 1, 1995 shall end on September 30, 1995. Each Purchase Period commencing on October 1 shall end on the next March 31 and each Purchase Period commencing on April 1 shall end on the next September 30. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. In the event the first and/or last day of a Purchase Period is not a business day, Interneuron shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

               (c) GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining stockholder approval of the Plan. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Purchase Right granted in the Plan's Initial Offering Period; provided, however, that the exercise of any such Purchase Right shall be subject to obtaining stockholder approval of the Plan.

                  6.       PARTICIPATION IN THE PLAN.

               (a) INITIAL PARTICIPATION. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office not later than the close of business for such payroll office on the last business day before such Offering Date (the "Subscription Date") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company's payroll office on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering Period. The Company may, from time to time, change the Subscription Date as deemed advisable by the Company in its sole discretion for proper administration of the Plan.

               (b) CONTINUED PARTICIPATION. A Participant shall automatically participate in the Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Plan pursuant to paragraph 11(b) or (iii) terminates employment as provided in paragraph 12. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period of such Offering pursuant to paragraph 11(d), then the Participant shall automatically participate in the next Offering Period. If a Participant automatically may participate in a subsequent Offering Period pursuant to this paragraph 6(b), then the Participant is not required to file any additional subscription agreement for such subsequent Offering Period in order to continue participation

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in the Plan.  However,  a Participant  may file a  subscription  agreement  with respect to a subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

               7. RIGHT TO PURCHASE SHARES. Except as set forth below, during an Offering Period each Participant in such Offering Period shall have a Purchase Right consisting of the right to purchase the lesser of:

               (a) that number of whole Shares arrived at by dividing Fifty Thousand Dollars ($50,000.00) by the fair market value of a share of the common stock of Interneuron on the Offering Date of such Offering Period; and

               (b) 3,000 Shares.

               The fair market value of Shares shall be determined in accordance with paragraph 8 below. Shares may only be purchased through a Participant's payroll withholding pursuant to paragraph 9 below. In no event shall a Participant's Purchase Right permit such Participant to acquire more shares in any calendar year than is permitted under Section 10(a) hereof.

               8. PURCHASE PRICE. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan (the "Offering Exercise Price") shall be set by the Board; provided, however, that the Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (ii) the fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of such Offering Period or (ii) the fair market value of the Shares on the given Purchase Date. The fair market value of the Shares on the applicable dates shall be the closing sales price on the Nasdaq National Market (or the average of the closing bid and asked prices if the Shares are so quoted instead) or as reported on such other national or regional securities exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported. If the relevant date does not fall on a day on which the common stock of Interneuron is quoted on the Nasdaq National Market or such other national or regional securities exchange or market, the date on which the fair market value per Share shall be established shall be the last day on which the common stock of Interneuron was so quoted to such relevant date.

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               9. PAYMENT OF PURCHASE PRICE.  Shares which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation during the Offering Period. For purposes of the Plan, a Participant's "Compensation" with respect to an Offering (i) shall include the Participant's base salary before deduction for any contributions to any plan maintained by a Participating Company and described in section 401(k) or section 125 of the Code, commissions, overtime and bonuses and (ii) shall not include annual awards, other incentive payments, shift premiums, long-term disability, worker's compensation or any other payments not specifically referenced in (i). Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

               (a) ELECTION TO DECREASE,INCREASE OR STOP WITHHOLDING. During an Offering Period, a Participant may elect to decrease the amount withheld, or stop withholding, from his or her Compensation by filing as amended subscription agreement with the Company on or before the "Change Notice Date." The "Change Notice Date" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time. A Participant mayelect to increase the amount withheld from the Participant's Compensation once during a Purchase Period.

               (b) LIMITATIONS ON PAYROLL WITHHOLDING. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be in one percent (1%) increments not to exceed ten percent (10%) of the Participant's Compensation for such pay period. Notwithstanding the foregoing, the Board may change the limits on payroll withholding effective as of a future Offering Date, as determined by the Board. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.

               (c) PAYROLL WITHHOLDING. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

               (d) PARTICIPANT ACCOUNTS. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

               (e) NO INTEREST PAID. Interest shall not be paid on sums withheld from a Participant's Compensation, unless the Board elects to make such payments to all Participants on a non-discriminatory basis.

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               (f)  EXERCISE  OF PURCHASE  RIGHT.  On each  Purchase  Date of an
Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Offering Exercise Price; provided, however, in no event shall the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant's Purchase Right or the limitations imposed by
Section 10(a) hereof. No Shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

               (g) RETURN OF CASH BALANCE. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of Shares in the subsequent Purchase Period or Offering Period.

               (h) TAX WITHHOLDING. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

               (i) COMPANY ESTABLISHED PROCEDURES. The Company may, from time to time, establish or change (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Shares is determined for purposes of administration of the Plan and/or (vi) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and in accordance with the requirements of section 423 of the Code.

               (j) EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

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               10. LIMITATIONS ON PURCHASE OF SHARES; RIGHTS AS A STOCKHOLDER.

               (a) FAIR MARKET VALUE LIMITATION. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (and under all other employee stock purchase plans which are intended to meet the requirements of section 423 of the Code sponsored by the Company or a parent or subsidiary corporation of the Company) at a rate which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which such Participant's Purchase Right with respect to such Offering Period remains outstanding under the Plan (and under all other employee stock purchase plans described in this sentence).

               (b) PRO RATA ALLOCATION. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

               (c) RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

               11. WITHDRAWAL.

               (a) WITHDRAWAL FROM AN OFFERING. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office, a written notice of withdrawal on form provide by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Shares acquired by the Participant in such Purchase Period. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. By withdrawing from an Offering effective as of the close of a given Purchase Date, a Participant may have Shares purchased on such Purchase Date and immediately commence participation in the next Offering commencing after such Purchase Date. A Participant is prohibited from again participating in an Offering at any time upon withdrawal from such Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

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               (b) WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the
Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office. Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company's payroll office for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

               (c) RETURN OF PAYROLL DEDUCTIONS. Upon withdrawal from an Offering or the Plan pursuant to paragraphs 11(a) or 11(b), respectively, the withdrawn Participant's accumulated payroll deductions which have not been applied toward the purchase of Shares shall be returned as soon as practicable after the withdrawal, without the payment of any interest (unless the Board decides otherwise pursuant to paragraph 9(e) above), to the Participant, and the Participant's interest in the Offering and/or the Plan, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

               (d) AUTOMATIC WITHDRAWAL FROM AN OFFERING. If the fair market value of the Shares on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the fair market value of the Shares on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from such Offering at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period and (ii) be enrolled in the next Offering commencing subsequent to such Purchase Period. A Participant may elect not to be automatically withdrawn from an Offering Period pursuant to this paragraph 11(d) by delivering to the Company not later than the close of business on the last day before the Purchase Date a written notice indicating such election.

               (e) PARTICIPATION FOLLOWING WITHDRAWAL. An employee who is also an officer or director of the Company subject to section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and who is deemed to "cease participation" in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation ("Rule 16b-3") as a consequence of his or her withdrawal from an Offering pursuant to paragraph 11(a) above or withdrawal from the Plan pursuant to paragraph 11(b) above shall not again participate in the Plan for at least six months after the date of such withdrawal.

               (f) WAIVER OF WITHDRAWAL RIGHT. The Company may, from time to time, establish a procedure pursuant to which a Participant may elect (an "Irrevocable Election"), at least six (6) months prior to a Purchase Date, to have all payroll deductions accumulated in his or her Plan account as of such Purchase Date applied to purchase Shares under the Plan, and (i) to waive his or her right to withdraw from the Offering or the Plan and (ii) to waive his or her

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right to increase, decrease, or cease payroll deductions under the Plan from his or her Compensation during the Purchase Period ending on such Purchase Date.
Such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company not later than the close of business on the day preceding the date which is six (6) months before the Purchase Date for which such election is to first be effective.

               12. TERMINATION OF EMPLOYMENT. Termination of a Participant's employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's right under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 12 unless the Board elects otherwise pursuant to paragraph 9(e) above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.

               13. TRANSFER OF CONTROL. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to Interneuron.

               (a) a merger or consolidation in which Interneuron is not the surviving corporation;

               (b) a merger or consolidation in which Interneuron is the surviving corporation where the stockholders of Interneuron before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Interneuron;

               (c) the sale, exchange, or transfer of all or substantially all of Interneuron's assets other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in section 1, above) of Interneuron;

               (d) the direct or indirect sale or exchange by the stockholders of Interneuron of all or substantially all of the stock of Interneuron where the stockholders of Interneuron before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Interneuron after such sale or exchange; or

               (e) the liquidation or dissolution of Interneuron;

               In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume Interneuron's rights and obligations under the Plan.

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All Purchase Rights shall terminate  effective as of the date of the Transfer of
Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the Acquiring Corporation.

               14. CAPITAL CHANGES. In the event of changes in the common stock of Interneuron due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in Interneuron's capitalization, or in the event of any merger (including a merger effected for the purpose of changing Interneuron's domicile), sale or other reorganization, appropriate adjustments shall be made by Interneuron in the securities subject to purchase under a Purchase Right, the Plan's share reserve, the number of Shares subject to a Purchase Right, and in the purchase price per Share.

               15.  TRANSFERABILITY.  A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Interneuron, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate, and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

               16. REPORTS. Each Participant who exercised all or part of his or her Purchase Right for a Purchase Period shall receive, as soon as practicable after the Purchase Date of such Purchase Period, a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant's account pursuant to paragraph 9(g) above, if any. In addition, each Participant shall be provided information concerning Interneuron equivalent to that information generally made available to Interneuron's common stockholders.

               17. PLAN TERM. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued.

               18. RESTRICTION ON ISSUANCE OF SHARES. The issuance of Shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to Interneuron, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, Interneuron may require the Participant to satisfy any qualifications that may be necessary or appropriate,

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to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

               19. LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. The Participant shall, at the request of Interneuron, promptly present to Interneuron any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this subparagraph. Unless otherwise specified by Interneuron, legends placed on such certificates may include but shall not be limited to the following:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER THE EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE ______________. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE."

               20. NOTIFICATION OF SALE OF SHARES. Interneuron may require the Participant to give Interneuron prompt notice of any disposition of Shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. Interneuron may require that until such time as a Participant disposes of Shares acquired upon exercise of a Purchase Right, the Participant shall hold all such Shares in the Participant's name (and not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. Interneuron may direct that the certificates evidencing Shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

               21. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan, nor may any amendment make any change in a Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable foreign, federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would change the number of Shares authorized for issuance under the Plan or would change the definition of the employees (or class of employees) eligible to participate in the Plan, including the corporations that may be designated by the Board as Participating Companies. Furthermore, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary

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in order to comply with Rule 16b-3  promulgated under section 16 of the Exchange
Act.

                  The foregoing Interneuron Pharmaceuticals, Inc. 1995 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on the 3rd day of February, 1995,and most recently amended on February 21,1996.

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